UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934


                                January 13, 2005
               (Date of Report) (Date of earliest event reported)

                                ICOS CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                   0-19171               91-1463450
(State or other jurisdiction  (Commission File No.)       (IRS Employer
     of incorporation)                                 Identification No.)

                     22021 20th Avenue SE, Bothell, WA 98021
          (Address of principal executive offices, including Zip Code)

                                 (425) 485-1900
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).



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Item 5.02.        Departure of Directors or Principal Officers;
                  Election of Directors; Appointment of Principal Officers.

         In a telephone conversation on January 13, 2005, Walter B. Wriston informed Paul N. Clark that he will not stand for re-election to ICOS Corporation's board of directors at the next annual meeting when Mr. Wriston's term ends. Mr. Writson chose not to stand for re-election in order to devote his attention to his family and other interests and his decision does not relate to any disagreement with ICOS Corporation.

         ICOS Corporation is extremely grateful for Mr. Wriston's extraordinary service and intends to pay tribute to him at the next annual meeting. An ICOS director since January 1990, Mr. Wriston was the former Chief Executive Officer of Citicorp and its subsidiary Citibank, N.A. He was also chairman of President Reagan's Economic Policy Advisory Board and chairman of The Business Council. In 2004, Mr. Wriston was awarded the Presidential Medal of Freedom, the nation's highest civilian honor.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              ICOS CORPORATION



Date:  January 14, 2005       By:  /s/ Michael A. Stein
                                   ------------------------------------------
                              Name: Michael A. Stein
                              Its: Vice President and Chief Financial Officer